Exhibit 1.1

4,196,000 Shares
OWLET, INC.
CLASS A COMMON STOCK, PAR VALUE $0.0001 PER SHARE
__________________________
Underwriting Agreement
October 21, 2025
William Blair & Company, L.L.C.
TD Securities (USA) LLC
As the Representatives of the several Underwriters listed in Schedule A hereto
c/o William Blair & Company, L.L.C.
150 North Riverside Plaza
Chicago, Illinois 60606
c/o TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, NY 10017
Ladies and Gentlemen:
Owlet, Inc., a Delaware corporation (the “Company”), confirms its agreement with William Blair & Company, L.L.C., TD Securities (USA) LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom William Blair & Company, L.L.C. and TD Securities (USA) LLC are acting as representatives (in such capacity, the “Representatives,” and if there are no Underwriters other than the Representatives, references to multiple Underwriters shall be disregarded and the term Representatives as used herein shall have the same meaning as Underwriters), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, in an aggregate amount of 4,196,000 shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase up to 629,400 additional shares of Common Stock. The aforesaid 4,196,000 shares of Common Stock (the “Initial Shares”) to be purchased by the Underwriters and all or any part of the 629,400 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Shares”) are herein called, collectively, the “Shares.”
The Company understands that the Underwriters propose to make a public offering of the Shares (the “Offering”) as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations of the Commission promulgated thereunder (the “1933 Act Regulations”), a shelf registration statement on Form S-3 (No. 333-281556), including a prospectus, relating to the public offering and sale of certain securities, including the Shares, to be issued from time to time by the Company (the “base prospectus”), which shelf registration statement was declared effective on August 23, 2024. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations in connection with the offer and sale of the Shares is referred to herein as the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each preliminary prospectus supplement used in connection with the Offering, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, together with the base prospectus, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the Offering, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, together with the base prospectus, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).
As used in this Agreement:
“Applicable Time” means 7:45 P.M., New York City time, on October 21, 2025 or such other time as agreed by the Company and the Representatives.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of, or Rule 163B under, the 1933 Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (collectively, the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.
SECTION 1. Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, and the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:
(a) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. The proposed Offering of the Shares may be made pursuant to General Instruction I.B.1 of Form S-3. The Shares have been and remain eligible for registration by the Company on the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted by the Commission or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information.
Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with the Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act Regulations.
The Registration Statement, any preliminary prospectus and the Prospectus, and the filing of the Registration Statement, any preliminary prospectus and the Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization.
(b) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto, including any prospectus wrapper) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the second sentence of the third paragraph under the caption “Underwriting” and the information in the first and the second sentences in the second paragraph under the caption “Underwriting—Price Stabilization, Short Positions,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).
(c) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. No filing of any “road show” (as defined in Rule 433(h)) is required in connection with the Offering. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the 1933 Act has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the 1933 Act Regulations. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule B-2 hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any issuer free writing prospectus. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
(d) Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication in connection with the transactions contemplated by this Agreement other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified or reasonably believed to be institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications in connection with the transactions contemplated by this Agreement. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.
(e) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(f) Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any individual or entity authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).
(g) Independent Accountants. PricewaterhouseCoopers LLP (the “Accountant”), the accounting firm that certified the financial statements and supporting schedules of the Company as of and for the Company’s most recently completed fiscal year that are incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”) with respect to the Company.
(h) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the preliminary prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(i) Financial Statements; Non-GAAP Financial Measures. The financial statements (including the related notes thereto) of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with Regulation S-X under the 1933 Act and present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated and the consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited interim financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules, if any, present fairly, in all material respects, the information required to be stated therein. The selected financial data and the summary financial information, if any, and other financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the 1934 Act, and Item 10 of Regulation S-K, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(j) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(k) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (i) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise or settlement of stock options, stock units and warrants described as outstanding in, and the grant of options and awards under the Company’s existing stock-based compensation plans (the “Company Stock

Plans”) described in, and the issuance of any stock upon the conversion of Company securities described in the Registration Statement, the General Disclosure Package and the Prospectus, and the repurchase or retirement of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company pursuant to the Company’s repurchase rights), or any material change in short-term debt or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (iii) the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; (iv) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; and (v) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(l) Litigation. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, a “Legal Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Legal Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1934 Act or the 1933 Act.
(m) Good Standing of the Company. The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than as disclosed in Exhibit 21.1 of the Company’s most recent Annual Report on Form 10-K, the Company does not have any direct or indirect subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.
(n) Good Standing of the Company’s Subsidiaries. Each subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the entities listed in Exhibit 21.1 of the Company’s most recent Annual Report on Form 10-K.
(o) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, (A) pursuant to this Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (C) pursuant to the conversion of convertible securities or exercise of options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(p) Stock Options. Except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to the stock options (the “Stock Options”) granted pursuant to the Company Stock Plans, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (the “Board of Directors”) (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and, to the knowledge of the Company (other than with respect to the execution and delivery by the Company) the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made, in all material respects, in accordance with the terms of the Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. Each Company Stock Plan is accurately described in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its results of operations or prospects.
(q) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(r) Authorization and Description of Securities. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder.
(s) Registration Rights. To the extent that any person has the right to require the Company to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, those rights have been waived as of the date of this Agreement with respect to such filing or issuance and sale of Shares pursuant to this Agreement.
(t) Absence of Violations, Defaults and Conflicts. Neither the Company nor any Subsidiary is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, the “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”, and collectively, “Governmental Entities”) (including, without limitation, those administered by the U.S. Food and Drug Administration (the “FDA”)), the European Medicines Agency (the “EMA”), United States

Department of Health and Human Services (“HHS”)’s Office of Inspector General, United States Centers for Medicare & Medicaid Services (“CMS”), Health Canada, the United States Department of Justice and state Attorneys General or any comparable regulatory authority in any jurisdiction (each, a “Regulatory Authority” and collectively, “Regulatory Authorities”), except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, result in a default or constitute a breach of, or conflict with, a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
(u) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect. There is no significant unfair labor practice complaint pending against the Company, or any of its Subsidiaries, nor to the Company’s knowledge, threatened against it or any of its Subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries, or, to the Company’s knowledge, threatened against it.
(v) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit proceeding, inquiry or investigation before or brought by any Regulatory Authority) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration

Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.
(w) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(x) No Consents Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(y) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, clearances, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to the Governmental Licenses and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company or its Subsidiaries as a holder of any permit, except where the failure to so fulfill or perform, or the occurrence of such event, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(z) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
(aa) Intellectual Property. The Company owns or has valid, binding and enforceable licenses or other rights under the patents, patent applications, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and other source indicators, or other intellectual property necessary for or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Intellectual Property”); the patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable, and subsisting; other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company is not obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Intellectual Property, (B) the Company has not received any material notice and is not otherwise aware of any material claim of infringement of, misappropriation of, or conflict with any rights of others with respect to any of the Company’s products, services, processes or Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid, unenforceable, or inadequate to protect the interest of the Company therein, (C) to the knowledge of the Company, neither the sale, nor manufacture, nor use of any of the discoveries, inventions, products, services or processes of the Company referred to in the Registration Statement, the General Disclosure Package or the Prospectus do or will infringe, misappropriate or violate any right or valid patent claim of any third party, (D) none of the technology employed by the Company has been obtained or is being used by the Company in material violation of any contractual obligation binding on the Company or, to the Company’s knowledge, upon any of its officers, directors or employees or otherwise in violation of the rights of any persons, (E) to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property that is owned by the Company, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) and any co-owner of any patent application constituting Intellectual Property who is named as a co-applicant in such patent application, and, to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Intellectual Property, (F) to the knowledge of the Company, there is no material infringement, misappropriation, or other violation by third parties of any Intellectual Property, (G) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and (H) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property. The Company is in compliance with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect. The Company has taken all reasonable steps to protect, maintain, and safeguard the Intellectual Property, including the execution with its employees and contractors of appropriate nondisclosure, confidentiality, and invention assignment agreements. To the knowledge of the Company, no employee or contractor of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with or such contractor’s engagement by the Company that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
(bb) Patents and Patent Applications. All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, there are no material defects in any of the patents or patent applications disclosed in the Registration Statement and the Prospectus as being owned by the Company; to the knowledge of the Company, the parties prosecuting such patent applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity or unenforceability with respect to any patents that have issued with respect to such applications.
(cc) FDA Compliance. The Company and each of its Subsidiaries: (A) is and at all times within the past three (3) years has been in compliance with all statutes, rules and regulations of the FDA and other comparable Regulatory Authorities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company or any of its Subsidiaries (“FDA Laws”), including, without limitation, the Federal, Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Public Health Service Act (42 U.S.C. §§ 201 et seq.), the regulations promulgated pursuant to such laws, including, without limitation, FDA’s medical device reporting requirements at 21 CFR Part 803, and any other similar local, state, federal or foreign laws, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Regulatory Authority alleging or asserting noncompliance with any FDA Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such FDA Laws (“FDA Authorizations”), except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (C) possesses all FDA Authorizations and such FDA Authorizations are valid and in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any term of any such FDA Authorizations, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (D) has not received written (or to the Company’s knowledge, oral) notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other Regulatory Authority or third party alleging that any product, operation, or activity is in violation of any FDA Laws or FDA Authorizations and has no knowledge that the FDA or any other Regulatory Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, except as described in the Registration Statement, the General Disclosure Package and the Prospectus; (E) has not received notice that the FDA or any other Regulatory Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any FDA Authorizations and has no knowledge that the FDA or any other Regulatory Authority is considering such action, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;; and (F) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any FDA Laws or FDA Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(dd) Tests and Preclinical Studies and Clinical Trials. The preclinical tests and studies and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company or any of its Subsidiaries (“Studies”) were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all FDA Authorizations and applicable FDA Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; the descriptions of the Studies and the results of such Studies contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate in all material respects; the Company is not aware of any tests, preclinical studies or clinical trials, the results of which the Company believes reasonably call into question in any material respect the Studies described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the stage of development; and, neither the Company nor any of its Subsidiaries has received any written notices or correspondence from the FDA or any Governmental Entity requiring the termination, suspension, material adverse modification or clinical hold of any Studies, other than ordinary course communications with respect to modifications in connection with the design and implementation of such Studies.
(ee) Compliance with Health Care Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries has operated and currently is in compliance with all applicable health care laws, rules and regulations, including, without limitation, (i) all applicable federal, state, local and all applicable foreign healthcare related fraud and abuse laws, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a-7a); (ii) HIPAA, as amended by the Health Information Technology for Economic Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iii) the Medicare

and Medicaid Statutes (Titles XVIII and XIX of the Social Security Act); (iv) the regulations promulgated pursuant to such laws; and (v) any other similar local, state, federal, or foreign laws (collectively, the “Health Care Laws”). None of the Company, its Subsidiaries, or to the Company’s knowledge, any of their respective officers, directors, employees or agents have engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received written notice or other correspondence of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws in any material respect, and, to the Company’s knowledge, no such Action is threatened. Neither the Company nor any of its Subsidiaries is a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority. Additionally, none of the Company, its Subsidiaries, or to the Company’s knowledge, any of their respective employees, officers or directors, has been debarred, disqualified, suspended or excluded under 21 U.S.C. § 335a or comparable foreign law or from participation in any U.S. state or federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, disqualification, suspension, or exclusion, or has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment, disqualification, suspension or exclusion.
(ff) Medical Device Manufacturing. The manufacture of the Company’s and its Subsidiaries’ medical device products by or, to the Company’s knowledge, on behalf of the Company or its Subsidiaries, is being conducted in compliance with all applicable FDA Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 820 as applicable, and, to the extent applicable, the respective counterparts thereof promulgated by Regulatory Authorities in countries outside the United States, except where such noncompliance would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has had any manufacturing site (whether Company-owned, Subsidiary-owned or that of a third party manufacturer for the Company’s or its Subsidiaries’ products) subject to a Regulatory Authority (including the FDA) shutdown or import or export prohibition, except where such shutdown or import or export prohibition would not, individually or in the aggregate, result in a Material Adverse Effect.
(gg) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.
(hh) Accounting Controls and Disclosure Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(ii) Payment of Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in conformity with GAAP, except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any material assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are, in conformity with GAAP, adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
(jj) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by similarly situated companies, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
(kk) Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.
(ll) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company any affiliate of the Company has taken, nor will the Company take or direct any affiliate to take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the 1934 Act.
(mm) Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company has and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(nn) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(oo) OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or the target of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kerson Regions of Ukraine (or any other Covered Region of Ukraine identified pursuant to Executive Order 14065), Cuba, Iran and North Korea) (each, a “Sanctioned Jurisdiction”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partners or other Person, (i) to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or with a Sanctioned Jurisdiction or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and the Company has not knowingly engaged in and is not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity that at the time of the dealing or transaction is or was the subject of Sanctions or with a Sanctioned Jurisdiction; the Company is not engaged in, or has not, at any time since April 24, 2019, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; and the Company has instituted, and maintains, policies and procedures designed to promote and achieve continued compliance with Sanctions.
(pp) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(qq) Privacy and Data Protection. The Company and its Subsidiaries operate have operated their business in a manner compliant in all material respects with all United States federal, state, local and non-United States privacy, data security and data protection laws and regulations applicable to the Company’s collection, use, transfer, protection, disposal, disclosure, handling, storage and analysis of Personal Data, including, to the extent applicable, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.), the California Consumer Privacy Act and all other U.S state laws and regulations concerning privacy, data protection and data security, the European Union General Data Protection Regulation (EU 2016/679) and the UK General Data Protection Regulation (all of the foregoing, collectively, the “Privacy Laws”). “Personal Data” means (A) any information which would qualify as “personally identifiable” information as applied by the Federal Trade Commission; (B) “Protected Health Information,” as defined by HIPAA; (C) “personal data,” “personal information” or any similar term defined by applicable Privacy Laws and (D) all other data and information concerning an identified or identifiable natural person. The Company and its Subsidiaries have been, and currently are, in compliance in all material respects with all of their respective policies and procedures in connection with their processing of Personal Data, including, without limitation, all such policies and procedures designed to ensure the integrity and security of the Personal Data collected, handled or stored in connection with its business. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have made all disclosures to users or customers required by applicable Privacy Laws and none of such disclosures made or contained in any policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable Privacy Laws. The Company and its Subsidiaries have taken reasonable steps to maintain the confidentiality of all Personal Data and other confidential information of the Company, its Subsidiaries and any third parties in its possession (“Sensitive Company Data”). The tangible or digital information technology systems (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines, technical data and hardware), software and telecommunications systems used or held for use by the Company and its Subsidiaries (the “Company IT Assets”) are, in all material respects, adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company and its Subsidiaries as now operated and as currently proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and its Subsidiaries have established and maintained commercially reasonable safeguards for the business consistent with industry standards and practices, including, without limitation, for the Company IT Assets and Sensitive Company Data. The Company and its Subsidiaries have not suffered any material security breaches, compromises or incidents with respect to any Company IT Asset or Sensitive Company Data and there has been no material unauthorized or illegal use of or access to any Company IT Asset or Sensitive Company Data by any unauthorized third party. Neither the Company nor any of its Subsidiaries: (i) has received written notice claiming or asserting any actual or potential violation of any of the Privacy Laws on the part of the Company or any of its Subsidiaries; (ii) to the Company’s knowledge, is currently subject to any investigation, remediation, or other corrective action imposed by any governmental authority pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability by any governmental authority under any Privacy Law.
(rr) No Broker Fees. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering contemplated hereby.
(ss) Transactions With Affiliates and Employees. Except as set forth in the General Disclosure Package, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.
(tt) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under this Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.
(uu) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any trading market or exchange on which any of the securities of the Company are listed or designated.
(vv) Solvency. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Time or any Date of Delivery.
(ww) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representatives’ request.

(xx) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(yy) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers prior to the Offering provided to the Underwriters is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.
(zz) FINRA Affiliation. No officer, director or any beneficial owner of 10% or more of the Company’s equity securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) that is participating in the Offering. The Company will advise the Representatives and Underwriters’ counsel if it learns that any officer, director or owner of 10% or more of (i) the Company’s outstanding shares of Common Stock or (ii) any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock is or becomes an affiliate or associated person of a FINRA member firm.
(aaa) Board of Directors. The Board of Directors is comprised of the persons set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act and the rules of the New York Stock Exchange. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act and the rules of the New York Stock Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the New York Stock Exchange.
(bbb) Cybersecurity. (i)(x) Except as would not, individually or in the aggregate, have a Material Adverse Effect, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of its respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties by or on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or incident, unauthorized access or disclosure or other compromise to its IT Systems and Data; (ii) except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.
(ccc) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(ddd) No Rights to Purchase Stock. The issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of stock of the Company, other than for such right as has been waived prior to the date of this Agreement.
(eee) Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.
(fff) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company,

any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus which have not been described as required.
(ggg) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.
(hhh) No Covered Foreign Person. Neither the Company nor any of its Subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its Subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The consummation of the transactions contemplated by this Agreement will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a Covered Activity. The Company does not have any joint ventures that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.
(iii) Export and Import Laws. Each of the Company and its Subsidiaries, and, to the Company’s knowledge, each of their affiliates and any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company has acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of the subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.
Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the Offering, or the purchase and sale, of the Shares, shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the

Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
SECTION 2. Sale and Delivery to Underwriters; Closing.
(a) Initial Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 629,400 shares of Common Stock, as set forth in Schedule A, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Shares, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Shares shall be made at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York, 10018, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on the first (second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein referenced as the “Closing Time”). Delivery of the Shares at the Closing Time shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Delivery of the Option Shares on each Date of Delivery shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which they have agreed to purchase. William Blair & Company, L.L.C. and TD Securities (USA) LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:
(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any document incorporated by reference therein) or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the Offering. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, if requested, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, if requested, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
(h) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Common Stock (including the Shares) on the New York Stock Exchange.
(i) Restriction on Sale of Securities.
(i) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any such swap, agreement or other transaction described in clauses

(i) and (ii). The foregoing sentence shall not apply to (A) the Shares to be sold hereunder; (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant, the settlement of a restricted stock unit or the conversion of a convertible security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (C) any shares of Common Stock issued or options to purchase or rights to acquire Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (D) any shares of Common Stock issued pursuant to any existing non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto; or (F) the filing by the Company of a resale registration statement pursuant to the exchange agreement dated August 7, 2025 among the Company and the parties thereto, concurrently with or following the filing of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025 with the Commission.
(ii) Notwithstanding the foregoing, this Section 3(i) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) securities issued to any lender pursuant to any transaction with the Company or any of its subsidiaries, provided that such issuance does not exceed 5% of the Company’s securities outstanding immediately following the issuance and sale of the Shares to be sold hereunder and such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 90 days following the Closing Time, and (b) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that (A) such issuance does not exceed 5% of the Company’s securities outstanding immediately following the issuance and sale of the Shares to be sold hereunder, (B) such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 90 days following the Closing Time, and (C) any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.
(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that the Company shall not be required to notify the Representatives of any misstatements or omissions in an Issuer Free Writing Prospectus prepared or authorized by the Company that were made in reliance upon and in conformity with the Underwriter Information.
(l) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; provided, however, that the Company shall not be required to notify the Representatives of any misstatements or omissions in a Written Testing-the-Waters Communication prepared or authorized by the Company that were made in reliance upon and in conformity with the Underwriter Information.
(m) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the 1933 Act and (ii) December 31, 2025.
SECTION 4. Payment of Expenses.
(a) Expenses. The Company hereby agrees to pay at the Closing Time all expenses associated with the Offering or incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; (c) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange and such other stock exchanges as the Company and the Representatives together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other foreign jurisdictions as the Representatives may reasonably designate (including, without limitation, all filing and registration fees, and the fees and expenses of blue sky counsel); (e) the costs of all filing, mailing and printing, as applicable, of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representatives may reasonably deem necessary; (f) the costs and expenses of the Company’s public relations firm; (g) the costs of preparing, printing and delivering the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (h) the costs for “tombstones” and/or other commemorative items; (i) fees and expenses of any transfer agent for the Shares (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (k) the fees and expenses of the Company’s accountants; (l) the fees and expenses of the Company’s legal counsel and other advisors, agents and representatives; (m) the Underwriters’ costs of mailing prospectuses to prospective investors; (n) up to $150,000 for the reasonable fees and expenses of Goodwin Procter LLP; (o) the Company’s reasonable “road show” expenses for the Offering; and (p) the costs for bound volumes of the public offering materials, which the Company or its designee will provide within a reasonable time after the Closing Time in such quantities as the Underwriters may reasonably request; provided that the maximum reimbursement to the Underwriters under sub-sections (b) and (d) above shall not exceed $30,000.  The Representatives may deduct from the net proceeds of the Offering payable to the Company at the Closing Time and any Date of Delivery the expenses set forth herein to be paid by the Company to the Underwriters.
(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonably documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided that if this Agreement is terminated by the Representatives pursuant to Section 10 hereof, the Company will have no obligation to reimburse any defaulting Underwriter.
SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time and any Date of Delivery, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information to the reasonable satisfaction of counsel to the Underwriters.
(b) Opinions of Counsel for Company. At the Closing Time, the Representatives shall have received (i) the opinion and the negative assurance letter, each dated the Closing Time, of Latham & Watkins LLP, counsel for the Company, (ii) the opinion of Potter Anderson & Corroon LLP, special Delaware counsel for the Company, dated the Closing Time, and (iii) the opinion of Workman Nydegger P.C., the intellectual property counsel for the Company, dated the Closing Time, each in form and substance satisfactory to the Representatives.
(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion and negative assurance letter, each dated the Closing Time, of Goodwin Procter LLP, counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters in form and substance satisfactory to the Representatives.
(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the principal executive officer of the Company and of the principal financial officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Representatives together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Approval of Listing. The Company shall have submitted a listing of additional shares notification form to the New York Stock Exchange with respect to the Shares and shall have received no objection thereto from the New York Stock Exchange.
(h) No Objection. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
(i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A-1 hereto signed by all of the Company’s directors, officers and securityholders identified on Exhibit A-2 hereto (the “Lock-up Agreements”). The Company agrees to enforce the restrictions on transfer set forth in Lock-up Agreements.
(j) Chief Financial Officer’s Certificate. On the date of this Agreement and at the Closing Time, the Representatives shall have received from the Company a certificate of its principal financial officer with respect to certain financial data contained in the Registration Statement, General Disclosure Package and the Prospectus.
(k) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(l) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its Subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the principal executive officer of the Company and of the principal financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.
(ii) Chief Financial Officer’s Certificate. A certificate of its principal financial officer with respect to certain financial data contained in the Registration Statement, General Disclosure Package and the Prospectus, dated such Date of Delivery, confirming that the certificate delivered at the Closing Time pursuant to Section 5(j) hereof remains true and correct as of such Date of Delivery.
(iii) Opinions of Counsel for Company. (i) The opinion and the negative assurance letter of Latham & Watkins LLP, counsel for the Company, (ii) the opinion of Potter Anderson & Corroon LLP, special Delaware counsel for the Company, and (iii) the opinion of Workman Nydegger P.C., the intellectual property counsel for the Company, each in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.
(iv) Opinion of Counsel for the Underwriters. The opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
(v) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
(m) Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.
SECTION 6. Indemnification.
(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any

Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering;
(“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof, as applicable (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the Offering shall be deemed to be in the same respective proportions as the total net proceeds from the Offering (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.
The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its

Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Shares.
SECTION 9. Termination of Agreement.
(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S. or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.
SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(a) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the time of transmission, if such notice or communication is delivered via e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a day on which the New York Stock Exchange is open for trading (“Trading Day”), (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below:
if sent to the Representatives or any Underwriter, shall be delivered personally, by e-mail, or sent by a nationally recognized overnight courier service to:
William Blair & Company, L.L.C.
150 North Riverside Plaza
Chicago, Illinois 60606
Attention: General Counsel (Fax: (312) 551-4646)
and
TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017
Attention: General Counsel
Email: CIBLegal@tdsecurities.com

with a copy to Underwriters’ counsel (which shall not constitute notice) at:
Goodwin Procter LLP
620 Eighth Avenue
New York, New York, 10018
Attention: Benjamin K. Marsh; Janet Hsueh
Email: BenjaminMarsh@goodwinlaw.com; JHsueh@goodwinlaw.com
if sent to the Company, shall be delivered personally, by e-mail, or sent by a nationally recognized overnight courier service to:
Owlet, Inc.
2940 West Maple Loop Drive, Suite 203
Lehi, UT 84048
Attention: Jonathan Harris; Kirsten O’Donnell
Email: jharris@owletcare.com; kodonnell@owletcare.com
with a copy to the Company counsel (which shall not constitute notice) at:
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
Attention: Drew Capurro; Ross McAloon
Email: drew.capurro@lw.com; ross.mcaloon@lw.com
SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the initial public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its Subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the Offering and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 14. GOVERNING LAW. This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by, and construed in accordance with the laws of, the state of New York without regard to its choice of law provisions (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
SECTION 15. Waiver of Trial by Jury. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
SECTION 20. Effect of Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
SECTION 21. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
SECTION 22. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[SIGNATURE PAGES FOLLOW]

Very truly yours,
OWLET, INC.
By:	/s/ Amanda Twede Crawford
Name: Amanda Tweded Crawford
Title: Chief Financial Officer

Accepted as of the date hereof

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Rakhee Bhagat
Name: Rakhee Bhagat
Title: Authorized Representative

TD SECURITIES (USA) LLC

By:	/s/ Jordan Weiner
Name: Jordan Weiner
Title: Authorized Representative
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.
[Signature Page to Underwriting Agreement]

SCHEDULE A
Initial Shares: 4,196,000
Option Shares: 629,400
Initial Price to Public: $7.15
Underwriters’ Discount per Share: $0.46475

Name of Underwriter	Number of Shares
William Blair & Company, L.L.C.	2,194,508
TD Securities (USA) LLC	1,670,008
Craig-Hallum Capital Group LLC	331,484

Total	4,196,000
Schedule A

SCHEDULE B-1
Pricing Terms
1.    The Company is selling 4,196,000 shares of Common Stock.
2.    The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 629,400 shares of Common Stock.
3.    The initial public offering price per share for the Shares shall be $7.15.
Schedule B-1

SCHEDULE B-2
Free Writing Prospectuses
[None]
Schedule B-2

Exhibit A-1
FORM OF LOCK-UP AGREEMENT
[Attached]
Exhibit A-1

Exhibit A-2
LIST OF LOCK-UP SIGNATORIES
Zane Burke
Laura Durr
Melissa Gonzales
John Kim
Amy McCullough
Marc Stoll
Lior Susan
Kurt Workman
Jonathan Harris
Amanda Crawford
Trilogy Equity Partners, LLC
Eclipse Ventures Fund I, L.P.
Eclipse Continuity Fund I, L.P.
Eclipse Early Growth Fund I, L.P.
Exhibit A-2